                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 14, 2002

                             INTERSIL CORPORATION
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



         Delaware                 000-29617                   59-3590018
-------------------------    ---------------------      ------------------------
     (State or other             (Commission                 (IRS Employer
     jurisdiction of             File Number)              Identification No.)
      incorporation)


    7585 Irvine Center Drive, Suite 100, Irvine, CA               92618
--------------------------------------------------------------------------------
    (Address of principal executive offices)                    (Zip Code)


                                (949) 341-7000
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2:  Acquisition or Disposition of Assets.

     On May 14, 2002, following receipt of approval of the shareholders of Intersil Corporation ("Intersil") and Elantec Semiconductor, Inc. ("Elantec"), Intersil consummated the acquisition of Elantec pursuant to the terms of the previously reported Agreement and Plan of Merger, dated as of March 10, 2002 (the "Merger Agreement"), among Intersil, Elantec and Echo Acquisition, Inc., a wholly-owned subsidiary of Intersil ("Merger Sub"). Pursuant to the Merger Agreement, Elantec merged with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Intersil renamed "Elantec Semiconductor, Inc."

     As a result of the Merger, each share of Elantec common stock was converted into 1.24 shares of Intersil Class A common stock and $8.00 cash. The source of funds for the cash portion of the purchase price was working capital. In connection with the Merger, Intersil amended its certificate of incorporation to increase the maximum size of its board of directors from seven to eight. Intersil also amended its shareholders' agreement to allow for the increase in the maximum number of directors, by increasing the number of independent directors designated by Sterling Holding Company, LLC, one of Intersil's principal shareholders, from four to five. Also in connection with the Merger, Richard M. Beyer, Elantec's president and chief executive officer before the Merger, and James V. Diller, chairman of Elantec's board of directors before the Merger, were appointed to Intersil's board of directors. Mr. Beyer also became president and chief executive officer of Intersil, while Gregory L. Williams, Intersil's president and chief executive officer before the Merger, became executive chairman of Intersil's board of directors.

     The Merger Agreement is incorporated herein by reference to Exhibit 2.01, and a copy of the Intersil press release announcing the effectiveness of the Merger is incorporated by reference and included herein as Exhibit 99.05. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

Item 7:  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          Elantec's audited balance sheets as of September 30, 2001 and September 30, 2000, and audited statements of income and cash flows for each of the three fiscal years preceding September 30, 2001, included in Elantec's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, are included as Exhibit 99.03 and incorporated herein by reference.

          Elantec's unaudited balance sheet as of the quarterly period ended December 31, 2001, and unaudited statements of income and cash flows for the quarterly periods ended December 31, 2001 and December 31, 2000, included in Elantec's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001, are included as Exhibit 99.04 and incorporated herein by reference.

     (b)  Pro forma financial information.

          Unaudited Pro Forma Combined Condensed Statement of Operations for the Three Months Ended March 29, 2002

          Unaudited Pro Forma Combined Condensed Statement of Operations for the Fiscal Year Ended December 28, 2001

          Unaudited Pro Forma Combined Condensed Balance Sheet as of December 28, 2001

     (c)  Exhibits.

          Incorporated by reference to the Exhibit Index following the signature page of this Current Report.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2002
                                          INTERSIL CORPORATION


                                          By: /s/ Stephen M. Moran
                                              ----------------------------------
                                              Stephen M. Moran
                                              Vice President, General Counsel
                                              and Secretary

                             INTERSIL CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger of Intersil and Elantec, using the purchase method of accounting. These pro forma statements were prepared as if the merger had been completed as of December 30, 2000 for statement of operations purposes and as of December 28, 2001 for balance sheet purposes.


   The unaudited pro forma combined condensed financial statements are presented for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Intersil that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future results of operations of Intersil.

   These unaudited pro forma combined condensed financial statements should be read in conjunction with the accompanying notes thereto.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                        Three Months Ended March 29, 2002

                                                                      Historical
                                                                      ----------            Pro Forma       Pro Forma
                                                               Intersil        Elantec     Adjustments       Combined
                                                               --------        -------     -----------       --------
                                                                        (in millions, except per share data)
Revenue
   Product sales                                              $    134.1      $     25.4            --      $    159.5
Costs and expenses
   Cost of product sales                                            63.0            11.9            --            74.9
   Research and development                                         27.8             5.1            --            32.9
   Selling, general and administrative                              23.8             5.0            --            28.8
   Amortization of purchased intangibles and deferred                                                                -
     compensation                                                    2.3              --           3.3  (a)        5.6
                                                              ----------      ----------    ----------      ----------
Operating income                                                    17.2             3.4          (3.3)           17.3
   Interest and other income, net                                    2.9             0.9            --             3.8
   Interest expense                                                 (0.3)             --            --            (0.3)
                                                              ----------      ----------    ----------      ----------
Income before income taxes and extraordinary item                   19.8             4.3          (3.3)           20.8
   Income taxes                                                      6.0             1.3            --             7.3
                                                              ----------      ----------    ----------      ----------
Income before extraordinary item                              $     13.8      $      3.0    $     (3.3)     $     13.5
                                                              ==========      ==========    ==========      ==========

Basic earnings per share before extraordinary item            $     0.13      $     0.13                    $     0.10
Diluted earnings per share before extraordinary item          $     0.13      $     0.12                    $     0.10
Weighted average common shares outstanding
   Basic                                                           106.9            23.1                         136.5
   Diluted                                                         109.1            25.6                         141.7

                      Fiscal Year Ended December 28, 2001

                                                                      Historical
                                                                      ----------            Pro Forma       Pro Forma
                                                               Intersil        Elantec     Adjustments       Combined
                                                               --------        -------     -----------       --------
                                                                        (in millions, except per share data)
Revenue
   Product sales............................................  $    481.1      $     94.7    $       --      $    575.8
Costs and expenses
   Cost of product sales....................................       258.6            46.9            --           305.5
   Research and development.................................       106.1            22.2            --           128.3
   Selling, general and administrative......................        93.5            17.1            --           110.6
   Amortization of purchased intangibles and deferred
     compensation...........................................        44.2              --          21.5  (a)       65.7
   Impairment of long-lived assets..........................         7.6            15.3            --            22.9
   Restructuring............................................        32.4             1.1            --            33.5
                                                              ----------      ----------    ----------      ----------
Operating loss..............................................       (61.3)           (7.9)        (21.5)          (90.7)
   Interest and other income, net...........................        20.8             7.3            --            28.1
   Interest expense.........................................        (2.3)           (0.2)           --            (2.5)
   Impairment on investment.................................        (8.2)             --            --            (8.2)
                                                              ----------      ----------    -----------     ----------
Loss before disposal of certain operations..................       (51.0)           (0.8)        (21.5)          (73.3)
   Net sales from disposed operations.......................        38.5              --            --            38.5
   Costs and expenses of disposed operations................       (41.4)             --            --           (41.4)
   Gain on disposal of certain operations...................       168.4              --            --           168.4
                                                              ----------      ----------    ----------      ----------
Income (loss) before income taxes and extraordinary item....       114.5            (0.8)        (21.5)           92.2
   Income taxes (benefit)...................................        62.4            (0.4)           --            62.0
                                                              ----------      ----------    ----------      ----------
Income (loss) before extraordinary item.....................  $     52.1      $     (0.4)   $    (21.5)     $     30.2
                                                              ==========      ==========    ==========      ==========
Basic earnings per share before extraordinary item..........  $     0.49      $    (0.02)                   $     0.22
Diluted earnings per share before extraordinary item........  $     0.48      $    (0.02)                   $     0.22
Weighted average common shares outstanding
   Basic....................................................       105.7            22.5                         135.3
   Diluted..................................................       108.9            22.5                         138.4

                             INTERSIL CORPORATION

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               December 28, 2001

                                                     Historical
                                                  ----------------   Pro Forma         Pro Forma
                                                  Intersil  Elantec Adjustments        Combined
                                                  --------  ------- -----------        ---------
                                                                  (in millions)
Assets
   Cash and cash equivalents..................... $  601.5  $113.1   $ (221.4)  (b)    $  493.2
   Short-term investments........................       --    75.1         --              75.1
   Trade receivables.............................     55.1     7.5         --              62.6
   Inventories...................................     67.9    12.7         --              80.6
   Prepaid expenses..............................      9.1     4.7         --              13.8
   Deferred income taxes.........................     33.8     3.1         --              36.9
                                                  --------  ------   --------          --------
       Total current assets......................    767.4   216.2     (221.4)            762.2
   Property, plant and equipment.................    140.1    11.3       (4.9)  (c)       146.5
   Intangibles...................................    241.1      --    1,097.2   (c)     1,338.3
   Investments...................................     39.2      --         --              39.2
   Deferred income taxes.........................       --    12.6         --              12.6
   Other.........................................     12.4     1.8         --              14.2
                                                  --------  ------   --------          --------
       Total other assets........................    432.8    25.7    1,092.3           1,550.8
                                                  --------  ------   --------          --------
Total assets..................................... $1,200.2  $241.9   $  870.9          $2,313.0
                                                  ========  ======   ========          ========
Liabilities and Shareholders' Equity
   Trade payables and accrued expenses........... $   87.9  $ 13.3   $     --          $  101.2
   Exit and restructuring costs..................     23.9      --         --              23.9
   Deferred revenue..............................       --     2.6         --               2.6
   Income taxes payable..........................     24.7      --         --              24.7
   Current portion of capital lease obligations..       --     0.8         --               0.8
                                                  --------  ------   --------          --------
       Total current liabilities.................    136.5    16.7         --             153.2
   Long-term capital lease obligations...........       --     0.3         --               0.3
   Other long-term liabilities...................       --     1.7         --               1.7
   Deferred income taxes.........................      6.5      --        4.7   (d)        11.2
Shareholders' Equity
   Common stock..................................      1.1     0.2        0.1   (e)         1.4
   Additional paid-in capital....................  1,065.3   207.7      969.5   (e)     2,242.5
   Retained earnings (deficit)...................      4.2    23.8      (77.6)  (e)(f)    (49.6)
   Unearned compensation.........................     (1.1)   (3.5)     (30.8)  (e)(g)    (35.4)
   Accumulated other comprehensive income (loss).     (0.4)    0.1       (0.1)  (e)        (0.4)
   Treasury shares, at cost......................    (11.9)   (5.1)       5.1   (e)       (11.9)
                                                  --------  ------   --------          --------
       Total shareholders' equity................  1,057.2   223.2      866.2           2,146.6
                                                  --------  ------   --------          --------
Total liabilities and shareholders' equity....... $1,200.2  $241.9   $  870.9          $2,313.0
                                                  ========  ======   ========          ========

                             INTERSIL CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

(i)  Basis of Pro Forma Presentation

   On March 10, 2002, Intersil and Elantec entered into a definitive agreement whereby each outstanding share of Elantec common stock would be converted into
1.24 shares of Intersil Class A common stock and $8.00 cash, without interest. Each outstanding option to purchase shares of Elantec common stock would use an exchange ratio equal to 1.24 plus the quotient of $8.00 divided by the closing sales price of Intersil Class A common stock as reported on the Nasdaq National Market on the trading day immediately preceding the date of the merger. Under the terms of the merger agreement, Intersil issued 29,587,380 shares of its Class A common stock and reserved 8,967,450 shares of its Class A common stock in exchange for Elantec's outstanding stock options. The stock options were exchanged using an exchange ratio of 1.52 based on the average closing sales price of Intersil Class A common stock on May 13, 2002 and May 14, 2002 of $28.41.

   The unaudited pro forma combined condensed statements of operations combine the historical unaudited and audited consolidated statements of operations for Intersil for the quarter ended March 29, 2002 and the year ended December 28, 2001, respectively, with Elantec's historical unaudited consolidated statements of operations for the quarter ended March 31, 2002 and the year ended December 31, 2001, giving effect to the merger as if it had occurred on December 30, 2000, the first day of Intersil's fiscal year. Elantec's historical unaudited consolidated statement of operations for the year ended December 31, 2001 was derived by adding the unaudited consolidated statement of operations for the quarter ended December 31, 2001 to the audited consolidated statement of operations for its fiscal year ended September 30, 2001 and deducting the unaudited consolidated statement of operations for the quarter ended December 31, 2000.

   The unaudited pro forma combined condensed balance sheet combines Intersil's historical audited consolidated balance sheet as of December 28, 2001 with Elantec's historical unaudited consolidated balance sheet as of December 31, 2001, giving effect to the merger as if it had occurred as of December 28, 2001.

(ii)  Purchase Price

   The estimated value of Intersil's Class A common stock is $32.42 per share based on the average closing price of Intersil's common stock for the five-day period including March 11, 2002 (the first trading day following the announcement of the signing of the merger agreement) and the two trading days preceding and succeeding such date.

   The purchase price of the Elantec merger is as follows (in millions):

             Value of Intersil common stock issued       $  959.2
             Cash paid to Elantec shareholders..........    190.9
             Fair value of stock options issued.........    218.3
             Merger costs and transaction fees..........     30.5
             Unearned stock-based compensation..........    (34.3)
                                                         --------
                Total purchase price.................... $1,364.6
                                                         ========

                             INTERSIL CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS--(Continued)


   The purchase price allocation is as follows (in millions):

             Net tangible assets acquired................ $  218.3
             Completed technology........................     12.4
             Acquired in-process research and development     53.8
             Goodwill....................................  1,084.8
             Deferred tax liability......................     (4.7)
                                                          --------
                Total purchase price..................... $1,364.6
                                                          ========

   An independent valuation specialist performed an allocation of the total purchase price of Elantec to certain of its individual assets and liabilities. In addition to the value assigned to in-process research and development projects and tangible assets, specific intangible assets were identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma combined condensed statement of operations. The identifiable intangible assets consist of acquired completed technology. For purposes of these pro forma combined condensed financial statements, estimated values as of December 31, 2001 have been used.

   The $53.8 million amount allocated to acquired in-process research and development represents the purchased in-process technology for projects that, as of the date of the acquisition had not yet reached technological feasibility and had no alternative future use. The value of these projects was determined by estimating the resulting net cash flows from the sale of products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted back to their present value at appropriate discount rates.

   The amounts allocated to acquired in-process research and development will be charged to the statement of operations in the period the acquisition is consummated. The related amortization of identifiable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma combined condensed statement of operations.

   The preliminary residual purchase price of $1,084.8 million has been recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," or FAS 142, goodwill will be carried at cost and tested for impairment annually and whenever events indicate that impairment may have occurred. Goodwill is not amortized under FAS 142. As this plan of merger was initiated after July 1, 2001, the Company has adopted FAS 142 for the accounting treatment of goodwill in these unaudited pro forma combined condensed financial statements.

(iii)  Pro Forma Adjustments

   There were no transactions between Intersil and Elantec during the periods presented.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS--(Continued)

   The unaudited pro forma combined condensed provision for income taxes may not represent the amounts that would have resulted had Intersil and Elantec filed consolidated income tax returns during the periods presented.

   The following pro forma adjustments have been made to the unaudited pro forma combined condensed financial statements:

   (a) To record first quarter amortization of intangible assets ($10.3 million) and unearned stock-based compensation ($3.0 million); to record calender year amortization of intangible assets ($1.4 million) and unearned stock-based compensation ($20.1 million) related to the merger as if it had occurred on December 30, 2000. Intangible assets are amortized over nine years. Stock-based compensation is amortized over the remaining vesting periods.

   (b) To record the estimated cash consideration to be paid to Elantec shareholders under the merger agreement ($190.9 million) and merger-related transaction costs ($30.5 million).

   (c) To record the write-down to fair market value of property, plant and equipment and to record the estimated fair value of intangible assets resulting from the merger, including (in millions):

                     Goodwill.................... $1,084.8
                     Completed technology........     12.4
                                                  --------
                     Total....................... $1,097.2
                                                  ========

   (d) To record a deferred tax liability related to identifiable intangible assets.

   (e) To record the increase in shareholders' equity of Intersil as a result of the issuance of common shares ($0.3 million common stock and $958.9 million additional paid-in-capital) in exchange for the all of the issued and outstanding common shares of Elantec, the fair value associated with the Intersil stock options exchanged for Elantec stock options ($218.3 million) and to eliminate the historical retained earnings, unearned stock-based compensation, common stock, additional paid-in capital, accumulated other comprehensive income, and treasury shares of Elantec as a result of the purchase transaction.

   (f) To reflect the estimated charge for acquired in-process research and development of $53.8 million.

   (g) To record unearned stock-based compensation related to the unvested Elantec stock options assumed in the merger.

                                  EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

2.01 Agreement and Plan of Merger dated March 10, 2002, by and among Intersil Corporation, Echo Acquisition, Inc. and Elantec Semiconductor, Inc. 2000 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K previously filed by Intersil on March 12, 2002).

23.01     Consent of Deloitte & Touche LLP, Independent Auditors.

99.01 Amendment No. 4, dated as of April 2, 2002, to the Securities Purchase and Holders Agreement by and among Intersil, Sterling Holding Company, LLC, Manatee Investment Corporation, Citicorp Mezzanine Partners, L.P. and the management investors named therein.

99.02 Certificate of Amendment to Intersil's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit
          4.02 to the Registration Statement on Form S-8 previously filed by Intersil on May 14, 2002).

99.03 Elantec Semiconductor, Inc.'s audited balance sheets as of September 30, 2001 and September 30, 2000, and audited statements of income and cash flows for each of the three fiscal years preceding September 30, 2001 (incorporated by reference to Elantec's Annual Report on Form 10-K for the fiscal year ended September 30, 2001).

99.04 Elantec Semiconductor, Inc.'s unaudited balance sheet as of the quarterly period ended December 31, 2001, and unaudited statements of income and cash flows for the quarterly periods ended December 31, 2001 and December 31, 2000, (incorporated by reference to Elantec's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001).

99.05     Press Release issued by Intersil on May 14, 2002.